UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

August 30, 2003

EDGETECH SERVICES INC.

(Formerly Secure Enterprise Solutions. Inc.)

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(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

                         NEVADA                     000-27397                          98-0204280

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                      (STATE OF              (COMMISSION FILE           (IRS EMPLOYER

                INCORPORATION)                NUMBER)             IDENTIFICATION NO.)

18 Wynford Drive

Toronto, ON Canada M3C 3S3

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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(416) 411-4046

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(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS.

On August 30, 2003, Edgetech Services Inc.("ESI") received a additional unsolicited offer relating to a possible takeover offer from Ferrari Investments (‘FI’)of Argentina.  The offer is for One Hundred Percent (100%) of the shares of (ESI) at a share price of Eighty Cents ($0.80) per share.  The Board of Directors of ESI was previously given the name of FI by the previous takeover offer information from Hollingsworth, Rothwell & Roxford (“HRR”)of Melbourne Florida.  HRR related to ESI that a possible source to fund their takeover bid was FI.  The letter from FI fails to provide information as to a filing with the Security and Exchange Commission (“SEC”) which would be required.  The Board has instructed the officers of ESI and its attorney’s to continue the investigation of HRR and now FI and their offers.  FI has been instructed that the offer and their actions must comply with the rules and regulations of the SEC regarding corporate takeovers.  Pending completion of the investigation of HRR and FI and their offers, the Officers and Director who own approximately Forty (40) percent of the shares of the Company have agreed to accept a price of One Dollar Fifteen Cents ($1.15) per share from HRR.  We have asked HRR to file a formal tender offer with the SEC. Although a Partner of HRR came to Canada last week to meet with ESI management and discuss the takeover bid, there has been no HRR filing with the SEC. Again there can be no assurance that an Agreement (or any of the transactions contemplated thereby) will be consummated or, if consummated, as to the timing thereof.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a):  Not Applicable

(b):  Not Applicable

(c):  Exhibits:

2.5

Letter from FI dated August 30, 2003, to ESI.

                                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Edgetech Services Inc.

                                    By: /s/Tae Ho Kim

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                                        Tae Ho Kim, CEO

Dated: September 4, 2003

FERRARI INVESTMENTS

54-9-297-625-777

54-9-297-447-2444

El Chubut 1988

Comodoro Rivadava

Argentina

30, August, 2003

Tae Ho Kim

CEO

Edgetech Services, Inc.

18 Wynford Drive

Toronto, Ontario

Canada

Dear Mr. Kim,

Edgetech Services Inc is in a business which strongly interests our organization. If you would be so kind as to acknowledge receipt of this said letter to your minority shareholders, and apprise them of such contents, we wish to make it known that Ferrari Investments is today making a bid for all the outstanding shares of Edgetech Services Inc, of 32.5 million shares, at the said price of 80 cents for each share; thereby giving our complete buyout price for 100% of Edgetech Services Inc, at $26 million.

Our bid is in all cash, which is secured through our internal cash, stock, bond, and real estate ownerships, including our most recent 4% ownership in

Edgetech Services Inc itself. We believe that our bid is superior to the offer you received from your other suitor, as it is for 100% of Edgetech Services Inc.

If we may suggest, a meeting arranged at a convenient date and location to yourselves, this would be met with the utmost enthusiasm on our parts.

With the kindest regards,

Louis Antonio Carlo Giovanni Ferrari

Chairman

Ferrari Investments